                           SUPPORT SERVICES AGREEMENT

     THIS SUPPORT SERVICES AGREEMENT (this "Agreement") is made and entered into as of January  30,  2008 by  Southwest  Iowa  Renewable  Energy,  LLC, a limited liability  company  organized and existing under the laws of Iowa (the "Owner"), and Bunge North  America,  Inc., a corporation  organized and existing under the laws of New York (the  "Bunge").  Owner and Bunge are  collectively  referred to herein as the "Parties" and individually as a "Party."

                                   BACKGROUND

     A.   Owner is  currently  in the process of  constructing  certain  assets, facilities and equipment in Council Bluffs,  Iowa  (collectively,  the
          "Ethanol Facility") for the production of ethanol.

     B.   Owner desires to engage Bunge to provide certain  construction support services with respect to the  construction of the Ethanol  Facility on the terms and  conditions  set forth  herein,  and Bunge is willing to accept such engagement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein,  and intending to be legally  bound,  the parties  hereby agree as follows:

                                   ARTICLE I

         SUPPORT SERVICES TO BE PROVIDED BY BUNGE; OBLIGATIONS OF OWNER

     1.1  Appointment.  Owner hereby  appoints and engages  Bunge to provide the
Support Services on the terms and conditions set forth in this Agreement.  Bunge hereby accepts such appointment and agrees to perform the Services in accordance with the terms and conditions of this Agreement.

     1.2 Support  Services.  Bunge shall  perform or cause to be  performed  the following  construction support services for Owner  (collectively,  the "Support
Services"):

          1.2.1  provide a team of  engineering  support  personnel  to  provide assistance to Owner with respect to construction of the Ethanol Facility;

          1.2.2 provide  monthly  reports for Owner to submit to Owner's lender,
     AgStar Financial Services, PCA ("AgStar"); and

          1.2.3 assist Owner in  correspondence  and meetings  with Harris Group regarding requests from AgStar.

     1.3 Standards for Performance of Support Services.  Bunge shall perform the
Support  Services in accordance with applicable  federal,  state and local laws, rules and regulations using commercially reasonable diligence and care.

     1.4 Independent  Contractor.  It is not the intent of the parties hereto to create an agency relationship by this Agreement.  Bunge shall perform its duties hereunder  as an  independent  contractor,  and not as a general  agent or joint venturer.

     1.5 Responsibility of Owner; Direction from Owner.

          1.5.1 Owner  acknowledges and agrees that it is solely responsible for the  construction,  operation,  maintenance,  and  security  of the Ethanol
     Facility. Owner further acknowledges and agrees that Bunge is providing the
     Support Services to Owner in an advisory capacity, but that Owner is solely responsible  for  implementing  or  rejecting  any  suggestions  or  advice provided by Bunge as part of the Support Services.

          1.5.2 At any time at Bunge's  request to the Owner,  Bunge may require the Owner to provide  specific  direction or advice regarding any action to be taken or  omitted  by it.  Bunge  shall not be liable to the Owner  with respect  to any  action  or  inaction  which it takes  in  reliance  on any directions or advice received pursuant to this Section. However, nothing in this Section  shall be construed as imposing  upon Bunge any  obligation to seek such direction or advice.

     1.6 Items to be Furnished  by Owner.  Owner shall  furnish,  or cause to be furnished,  to Bunge, at the Owner's expense,  such information,  documentation, services and materials  which are  reasonably  requested by Bunge to perform the
Support Services, and to otherwise fulfill its obligations under this Agreement.
All such items shall be made  available  at such times and in such manner as may be required by Bunge for the expeditious and orderly  performance of the Support
Services.

                                   ARTICLE II

                                  COMPENSATION

     2.1 Bunge Costs.  Bunge shall provide all Support  Services to the Owner as required under this Agreement at a rate of $95 per hour for each hour of Support
Services  performed by any Bunge  personnel  (whether such Support  Services are provided at the Ethanol  Facility  or at any other  location).  Owner shall also reimburse  Bunge for all  out-of-pocket  expenses  associated  with the  Support
Services and travel and meal costs for Bunge  personnel  performing  the Support
Services.

     2.2 Invoicing by Bunge.  Bunge shall invoice the Owner for the fees,  costs and  expenses set forth in Section 2.1 on a monthly  basis.  Owner shall pay all invoices within five days of receipt by the Owner.

                                  ARTICLE III

                              TERM AND TERMINATION

     3.1 Agreement  Term. The term of this Agreement (the "Term") shall commence on the Effective  Date and,  unless earlier  terminated in accordance  with this
Article 3, shall expire upon the earlier of (a)  completion of  construction  of the Facility, or December 31, 2008.

     3.2  Termination  by Bunge.  Bunge may terminate this Agreement at any time for any or no reason.

     3.3 Termination by Owner.  Owner may terminate this Agreement:  (a) upon 30 days' prior written notice to Bunge in the event of the bankruptcy of Bunge;  or
(b) in the event of a material breach by Bunge of the terms of this Agreement if
Bunge does not cure such failure within 30 days after the date of written notice from the Owner.

     3.4 Effect of  Termination.  Expiration or  termination  of this  Agreement shall not relieve any Party hereto of liability that has accrued or arisen prior to the date of such expiration or termination.

                                   ARTICLE IV

                                 INDEMNIFICATION

     4.1 By Owner. Owner shall indemnify, defend and hold harmless Bunge and its
Affiliates, and all of their respective officers, directors,  employees, agents, partners,  members,  shareholders and representatives,  from and against any and all  losses,  costs,  damages,  expenses,  obligations,  injuries,  liabilities, insurance  deductibles and excesses,  claims,  proceedings,  actions,  causes of action,  demands,  deficiencies,  lawsuits,  judgments or awards,  penalties and interest,  including  reasonable  attorney's  fees,  arising  out of any act (or failure to act) of the Owner and, if within the scope of Bunge's authority under this  Agreement,  of Bunge,  and  Bunge  shall not be liable to the Owner or any other  party for any  obligation,  liability,  or  commitment  incurred by or on behalf of the Owner,  its  officers or employees as a result of any such act (or failure to act),  except to the extent  resulting  from its gross  negligence or willful misconduct.

     4.2 Consequential   Damages.  In no event  shall  Bunge be  liable  for any
consequential,  incidental  or  specific  damages or any other  liabilities  not expressly set forth herein, regardless of legal theory or negligence.

                                   ARTICLE V

                                  FORCE MAJEURE

     5.1  Definition  of  Force  Majeure  Event.  Each  Party  is  excused  from performing  its  obligations  under  this  Agreement  to the  extent  that  such performance is prevented by an act or event (a "Force Majeure Event") whether or not foreseen,  that: (i) is beyond the reasonable  control of, and is not due to the fault or negligence of, such Party,  and (ii) could not have been avoided by such Party's exercise of due diligence,  including,  but not limited to, a labor controversy,  strike, lockout,  boycott,  transportation  stoppage,  action of a government,  court or public  authority,  fire, flood,  earthquake,  storm, war, civil strife,  terrorist action,  epidemic, or act of God; provided that a Force
Majeure Event will not include economic hardship,  changes in market conditions, or  insufficiency  of funds.  Notwithstanding  the foregoing  sentence,  a Force
Majeure  Event does not excuse any  obligation  to make any payment  required by this Agreement.

     5.2  Conditions  Regarding  Force Majeure  Event.  A Party claiming a Force
Majeure Event must: (i) use commercially  reasonable efforts to cure,  mitigate, or remedy the effects of its

nonperformance;  provided that neither Party will have any obligation  hereunder to settle a strike or labor dispute;  (ii) bear the burden of demonstrating  its existence;  and (iii)  notify  the other  Party of the  occurrence  of the Force
Majeure Event as quickly as reasonably possible, but no later than five Business
Days after learning of the occurrence of the Force Majeure Event. Any Party that fails to notify the other Party of the  occurrence  of a Force  Majeure Event as required by this Section 5.4 will forfeit its right to excuse performance of its obligations  due to such  Force  Majeure  Event.  When a Party  claiming a Force
Majeure  Event is able to  resume  performance  of its  obligations  under  this
Agreement,  it will  immediately  give the other Party notice to that effect and resume performance.

                                   ARTICLE VI

                                    INSURANCE

     6.1 Automobile.  Owner will maintain automobile liability insurance against claims for bodily  injury,  death and property  damage,  with limits of not less than  $1,000,000  per  person  and not less  than  $1,000,000  per  accident  or occurrence;  alternatively,  combined single limits of not less than $1,000,000.
Such  insurance  will name Bunge,  its parents,  subsidiaries  and Affiliates as additional insureds thereunder.

     6.2 General  Liability.  Owner will maintain  commercial  general liability insurance (including, without limitation, coverage for Contractual Liability and
Products/Completed  Operations)  against  claims  for bodily  injury,  death and property  damage,  with limits of not less than  $5,000,000  in one  accident or occurrence;  alternatively,  combined  single limits of not less than $5,000,000 each accident or occurrence,  $5,000,000 Products/Completed Operations aggregate and $5,000,000 general  aggregate.  Such insurance will name Bunge, its parents, subsidiaries and Affiliates as additional insureds thereunder.

     6.3 Waiver.  Owner waives all rights  against  Bunge and its  employees and agents for all losses and damages  caused by,  arising out of or resulting  from any of the  perils  or causes  of loss  covered  by the  policies  for  property insurance applicable to the Ethanol Facility.

     6.4 Policy Requirements.  All insurance policies required by this Agreement will  (a)  provide  coverage  on an  "occurrence"  basis;  (b)  provide  that no cancellation,  will be effected  without  endeavoring to give the other Party at least  thirty  days'  prior  written  notice;  and (c) be valid and  enforceable policies issued by insurers of recognized  responsibility,  properly licensed in the State of Iowa,  with an A.M.  Best's Rating of A- or better and Class VII or better. Such insurance policies will not contain a cross-liability  exclusion or an exclusion for punitive or exemplary  damages where insurable under law. Prior to the  Effective  Date and,  thereafter,  within five business days of renewal, certificates  of such  insurance  will  be  delivered  to the  other  Party,  as appropriate, as evidence of the specified insurance coverage. The minimum limits of coverage  required by this  Agreement  may be satisfied by a  combination  of primary and excess or umbrella insurance policies; provided that any such excess or umbrella  insurance  policies  follow the form of the primary  insurances and contain a drop down provision in case of exhaustion of underlying  limits and/or aggregates.

                                  ARTICLE VII

                            MISCELLANEOUS PROVISIONS

     7.1  Assignment.  This  Agreement  shall not be  assignable by either Party without the prior written  consent of the other Party hereto,  except that Bunge may subcontract  the  performance of the Support  Services to one or more of its
Affiliates without the consent of Owner. Subject to the foregoing sentence, this
Agreement  shall be binding  upon and inure to the  benefit of the  parties  and their successors and permitted assigns.

     7.2 Amendments.  No amendments or  modifications of this Agreement shall be valid unless evidenced in writing and signed by duly authorized  representatives of both the Parties.

     7.3  Certain  Defined  Terms.  The term  "Affiliate"  means a  Person  that directly,  or  indirectly  through  one or more  intermediaries,  controls or is controlled by, or is under common control with, the party  specified.  The terms
"control" or "controlled"  mean the possession,  directly or indirectly,  of the power to direct or cause the  direction  of the  management  and  policies  of a
Person,  whether through the ownership of voting securities or voting interests, by  contract or  otherwise.  The term  "Person"  means any  individual,  general partnership,  limited  partnership,  limited liability  company,  joint venture, trust,  business  trust,  cooperative,  association  or other entity of whatever nature.

     7.4 Survival.  The provisions of this Agreement which expressly or by their nature survive expiration or termination of this Agreement,  including,  but not limited  to,  Section  2.2 and  Article  IV,  will  remain in  effect  after the expiration or termination of this Agreement.

     7.5 Notices. All notices required or permitted under this Agreement will be in  writing.  Such  notices  will be deemed  given and made:  (i) if by personal delivery, on the date of such delivery,  (ii) if by facsimile,  on the date sent
(as evidenced by confirmation of  transmission by the  transmitting  equipment),
(iii) if by nationally  recognized  overnight courier,  on the next business day following  deposit,  and (iv) if by certified  mail,  return receipt  requested, postage prepaid,  on the third business day following such mailing; in each case addressed to the address or facsimile number shown below for such Party, or such other  address or facsimile  number as such Party may give to the other Party by notice:

                 If to Bunge:

                 Bunge North America, Inc.
                 11720 Borman Drive
                 St. Louis, Missouri  63146
                 Attn:  Senior Vice President - Bunge Grain
                 Facsimile: 314-292-2110

                 with copy to:

                 Bunge North America, Inc.
                 11720 Borman Drive
                 St. Louis, Missouri  63146
                 Attn:  General Counsel
                 Facsimile:  (314) 292-2521

                 If to Owner:

                 Southwest Iowa Renewable Energy, LLC
                 712 S. Hwy 6, PO Box 189
                 Oakland, IA 51560-0189
                 Attn: General Manager

                 with copy to:

                 David E. Gardels, Esq.
                 Blackwell Sanders Peper Martin LLP
                 1620 Dodge Street, Suite 2100
                 Omaha, NE 68102
                 Facsimile: (402) 964-5050

     7.6  Counterparts.  This  Agreement  may  be  executed  in  any  number  of counterparts,  all of which taken  together  shall  constitute  one and the same instrument,  and the Parties  hereto may execute  this  Agreement by signing any such counterpart.

     7.7  Governing  Law.  This  Agreement  shall be governed by the laws of the
State of Iowa,  except any  provision  thereof that would  require or permit the application of the laws of any other jurisdiction.

     7.8 Partial Invalidity.  If any term, provision,  covenant, or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void, or  unenforceable,  the rest of this  Agreement  shall  remain in full force and effect and in no way be affected, impaired, or invalidated.

     7.9 Not for Benefit of Third  Parties.  This  Agreement  and each and every provision hereof is for the exclusive  benefit of the Owner and Bunge and is not for the benefit of any third party.

     IN WITNESS  WHEREOF,  the  parties  have  executed  this  Support  Services
Agreement as of the date first set forth above.

                               Southwest Iowa Renewable Energy, LLC

                               By: /s/ Mark Drake
                                   ---------------------------------------------
                               Name: Mark Drake
                               Title: President & CEO

                               Bunge North America, Inc.

                               By:  /s/ Bailey Ragan
                                    --------------------------------------------
                               Name: Bailey Ragan
                               Title: Vice President